                                                                    EXHIBIT 25.1
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                            -------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                   -------------------------------------------

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

                    ----------------------------------------

                               JPMORGAN CHASE BANK
               (Exact name of trustee as specified in its charter)

                  New York                          13-4994650
         (State of incorporation                 (I.R.S. employer
          if not a national bank)               identification No.)

              270 Park Avenue
            New York, New York                      10017
 (Address of principal executive offices)        (Zip Code)

                                Thomas F. Godfrey
                  Vice President and Assistant General Counsel
                               JPMorgan Chase Bank
                       1 Chase Manhattan Plaza, 25th Floor
                               New York, NY 10081
                            Telephone: (212) 552-2192
            (Name, address and telephone number of agent for service)

                             PARKER DRILLING COMPANY
               (Exact name of obligor as specified in its charter) See Table of Additional Registrant Guarantors Below

                  Delaware                          73-0618660
       (State or other jurisdiction of           (I.R.S. employer
        incorporation or organization)         identification No.)

       1401 Enclave Parkway, Suite 600
               Houston, Texas                          77077
 (Address of principal executive offices)           (Zip Code)

                       Senior Floating Rate Notes Due 2010
                         (Title of indenture securities)

================================================================================

                    TABLE OF ADDITIONAL REGISTRANT GUARANTORS

                                                                                             Address, Including Zip
                                                                                              Code, and Telephone
                                                                                             Number, Including Area
                                                     State or Other                            Code, of Registrant
                                                     Jurisdiction of     IRS Employer         Guarantor's Principal
                  Name                                Incorporation          ID No.              Executive Office
                  ----                                -------------          ------              ----------------

Anachoreta, Inc.                                        Nevada            88-0103667                   *
Canadian Rig Leasing, Inc.                              Oklahoma          73-0972070                   *
Choctaw International Rig Corp.                         Nevada            73-1046415                   *
Creek International Rig Corp.                           Nevada            73-1046419                   *
DGH, Inc.                                               Texas             75-1726918                   *
Indocorp of Oklahoma, Inc.                              Oklahoma          73-1336355                   *
Pardril, Inc.                                           Oklahoma          73-0774469                   *
Parker Aviation, Inc.                                   Oklahoma          73-1126372                   *
Parker Drilling (Kazakstan), Ltd.                       Oklahoma          73-1319753                   *
Parker Drilling Company Eastern Hemisphere, Ltd.        Oklahoma          73-0934907                   *
Parker Drilling Company International Limited           Nevada            73-1046414                   *
Parker Drilling Company International, Inc.             Delaware          73-1566544                   *
Parker Drilling Company Limited                         Nevada            73-1284516                   *
Parker Drilling Company North America, Inc.             Nevada            73-1506381                   *
Parker Drilling Company of Argentina, Inc.              Nevada            73-1547267                   *
Parker Drilling Company of Bolivia, Inc.                Oklahoma          73-0995324                   *
Parker Drilling Company of Mexico, LLC                  Nevada            73-1670784                   *
Parker Drilling Company of New Guinea, Inc.             Oklahoma          73-1331670                   *
Parker Drilling Company of Niger, Inc.                  Oklahoma          73-1394204                   *
Parker Drilling Company of Oklahoma, Incorporated       Oklahoma          73-0798949                   *
Parker Drilling Company of Singapore, Ltd.              Oklahoma          73-1080045                   *
Parker Drilling Company of South America, Inc.          Oklahoma          73-0760657                   *
Parker Drilling Management Services, Inc.               Nevada            73-1567200                   *
Parker Drilling Offshore Corporation                    Nevada            76-0409092                   *
Parker Drilling Offshore International, Inc.            Cayman Islands    76-0354348                   *
Parker Drilling Offshore USA, L.L.C.                    Oklahoma          72-1361469                   *
Parker North America Operations, Inc.                   Nevada            73-1571180                   *
Parker Offshore Resources, L.P.                         Oklahoma          65-1166976                   *
Parker Technology, Inc.                                 Oklahoma          73-1326129                   *
Parker Technology, L.L.C.                               Louisiana         62-1681875                   *
Parker Tools, LLC                                       Oklahoma          81-0588864                   *
Parker USA Drilling Company                             Nevada            73-1097039                   *
Parker USA Resources, LLC                               Oklahoma          81-0588873                   *
Parker-VSE, Inc.                                        Nevada            75-1282282                   *
PD Management Resources, L.P.                           Oklahoma          65-1166974                   *
Quail Tools, L.P.                                       Oklahoma          72-1361471                   *
Quail USA, LLC                                          Oklahoma          82-0578885                   *
Selective Drilling Corporation                          Oklahoma          73-1284213                   *
Universal Rig Service Corp.                             Nevada            73-1097040                   *

---------------
         * The address, including zip code, and telephone number, including area code, of each of the additional Registrant's principal executive offices is c/o Parker Drilling Company, 1401 Enclave Parkway, Suite 600, Houston, Texas 77077,
(281) 406-2000.

                                     GENERAL

Item 1.  General Information.

         Furnish the following information as to the trustee:

         (A) Name and address of each examining or supervising authority to which it is subject.

              New York State Banking Department, State House, Albany, New York 12110.

              Board of Governors of the Federal Reserve System, Washington, D.C., 20551.

              Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

              Federal Deposit Insurance Corporation, Washington, D.C., 20429.

         (B)  Whether it is authorized to exercise corporate trust powers.

              Yes.

Item 2.  Affiliations with the Obligor and Guarantors.

         If the Obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

         None.


Items 3 through 15, inclusive, are not applicable by virtue of T-1 General Instruction B.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

Item 16.   List of Exhibits

           List below all exhibits filed as a part of this Statement of Eligibility.

           1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

           2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

           3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

           4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76894, which is incorporated by reference.)

           5. Not applicable.

           6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

           7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

           8. Not applicable.

           9. Not applicable.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Houston and State of Texas, on the 27th day of October, 2004.

                                      JPMORGAN CHASE BANK

                                      By:  /s/ Rebecca A. Newman
                                           ------------------------------------
                                               Rebecca A. Newman
                                               Vice President and Trust Officer

                              Exhibit 7 to Form T-1
                              ---------------------

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                               JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                   at the close of business March 31, 2004, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                          Dollar Amounts
                     ASSETS                                                 in Millions

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ............................................           $ 19,589
     Interest-bearing balances ....................................             35,104
Securities:
Held to maturity securities........................................                156
Available for sale securities......................................             64,028
Federal funds sold and securities purchased under
     agreements to resell .........................................
     Federal funds sold in domestic offices                                     30,180
     Securities purchased under agreements to resell                            74,963
Loans and lease financing receivables:
     Loans and leases held for sale................................             19,061
     Loans and leases, net of unearned income       $163,825
     Less: Allowance for loan and lease losses         2,771
     Loans and leases, net of unearned income and
     allowance ....................................................            161,054
Trading Assets ....................................................            191,989
Premises and fixed assets (including capitalized leases)...........              5,959
Other real estate owned............................................                118
Investments in unconsolidated subsidiaries and
     associated companies..........................................                837
Customers' liability to this bank on acceptances
     outstanding...................................................                203
Intangible assets
     Goodwill......................................................              2,539
     Other Intangible assets.......................................              4,521
Other assets ......................................................             38,391
TOTAL ASSETS ......................................................           $648,692

                                                                              ========


                                                         LIABILITIES

Deposits
     In domestic offices ..........................................           $210,211
     Noninterest-bearing ................... $ 80,262
     Interest-bearing ......................  129,949
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's .......................................            120,623
   Noninterest-bearing...................... $  7,920
     Interest-bearing ......................  112,703

Federal funds purchased and securities sold under agree-
ments to repurchase:
     Federal funds purchased in domestic offices                                 6,480
     Securities sold under agreements to repurchase                            102,641
Trading liabilities ...............................................            114,412
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases).....................             20,692
Bank's liability on acceptances executed and outstanding...........                203
Subordinated notes and debentures .................................              8,039
Other liabilities .................................................             26,877
TOTAL LIABILITIES .................................................            610,178
Minority Interest in consolidated subsidiaries.....................                346

                                                        EQUITY CAPITAL

Perpetual preferred stock and related surplus......................                  0
Common stock ......................................................              1,785
Surplus  (exclude all surplus related to preferred stock)..........             16,318
Retained earnings..................................................             20,049
Accumulated other comprehensive income.............................                 16
Other equity capital components....................................                  0
TOTAL EQUITY CAPITAL ..............................................             38,168
                                                                              --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL                      $648,692
                                                                              ========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                               WILLIAM B. HARRISON, JR.     )
                               ELLEN V. FUTTER              )DIRECTORS
                               FRANK A. BENNACK, JR.        )